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                                                                    EXHIBIT 10.3

                                 FORM OF WARRANT

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAW. THESE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT THERETO UNDER THE SECURITIES ACT OR A WRITTEN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT AN EXEMPTION FROM REGISTRATION FOR SUCH SALE, OFFER, TRANSFER OR OTHER ASSIGNMENT IS AVAILABLE UNDER THE SECURITIES ACT AND SUCH STATE LAWS. THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES IN A MANNER THAT COMPLIES WITH THE SECURITIES ACT.

                           HEALTH FITNESS CORPORATION

No. B-____                                        Issue Date: November 14, 2005

         Health Fitness Corporation, a Minnesota corporation (the "Company"), hereby certifies that, for value received, [______________] or its registered assigns (the "Holder"), is entitled to purchase from the Company up to a total of [_____________] shares of Common Stock (as defined below) (such shares, the "Warrant Shares"). This warrant ("Warrant") may be exercised from time to time and at any time in whole or in part, but not with respect to less than 50,000 Warrant Shares except upon the final exercise of this Warrant, prior to the Expiration Date and is subject to the terms and conditions set forth below.

         1. Definitions. As used in this Warrant, the following terms shall have the respective definitions set forth in this Section 1. Capitalized terms that are used and not defined in this Warrant that are defined in the Purchase Agreement (as defined below) shall have the respective definitions set forth in the Purchase Agreement.

                  (a) "Action" means any action, suit, inquiry, comment letter, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or threatened in writing against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency, regulatory authority (federal, state, county, local or foreign), stock market, stock exchange or trading facility.

                  (b) "Additional Shares of Common Stock" shall mean all shares of Common Stock issued (or deemed to be issued pursuant to Section 9) by the Company after the date of issuance of this Warrant, other than Permitted Securities.

------------------
    This shall equal 30% of the shares of Common Stock issuable upon conversion of the Series B Preferred issued at Closing

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                  (c) "As Converted Basis" means, when used herein in connection with any calculation of the aggregate number of shares of Common Stock outstanding, such calculation shall take into account the aggregate number of shares of Common Stock issuable upon conversion or exercise of all Series B Preferred, Warrants, and other Common Stock Equivalents then outstanding.

                  (d) "Applicable Courts" has the meaning set forth in Section 14(b).

                  (e) "Buy-In" has the meaning set forth in Section 5(c).

                  (f) "Commission" means the Securities and Exchange Commission.

                  (g) "Common Stock" means the Company's common stock, par value $0.01 per share.

                  (h) "Common Stock Equivalents" means any securities of the Company or any Subsidiary which entitle the holder thereof to acquire Common Stock at any time, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock or other securities that entitle the holder to receive, directly or indirectly, Common Stock.

                  (i) "Conversion Shares" means the shares of Common Stock issuable upon conversion of the Series B Preferred.

                  (j) "Convertible Securities" means any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options.

                  (k) "Current Market Value" means the fair market value of the shares of Common Stock as determined as follows:

                           (i) if the Common Stock is traded on a securities
                  exchange or the NASDAQ Stock Market, the value shall be deemed to be the average of the closing prices of the Common Stock on such exchange or market over the five (5) trading day period ending three (3) days prior to the date of determination;

                           (ii) if the Common Stock is actively traded
                  over-the-counter, the value shall be deemed to be the average of the closing bid prices over the five (5) trading day period ending three (3) days prior to the date of determination; or

                           (iii) if there is no active public market for the
                  Common Stock, the value shall be the fair market value thereof, as determined in good faith by the Board of Directors of the Company.

                  (l) "Date of Exercise" means the date on which the Holder shall have delivered to Company: (i) the Exercise Notice (with the Warrant Exercise Log attached to it),

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appropriately completed and duly signed and (ii) the Exercise Price for the number of Warrant Shares so indicated by the Holder to be purchased.

                  (m) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  (n) "Expiration Date" means the fifth anniversary of the issue date of this Warrant.

                  (o) "Exercise Notice" means the notice attached hereto as Exhibit A.

                  (p) "Exercise Price" means $2.40, subject to adjustment in accordance with Section 9 hereof.

                  (q) "Fundamental Transaction" has the meaning set forth in
Section 9(b).

                  (r) "New Warrant" means a new Warrant, in substantially the form of this Warrant, issued upon any registration or transfer of this Warrant.

                  (s) "Options" means rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

                  (t) "Permitted Securities" means (i) the Series B Preferred and Warrants issued or to be issued pursuant to the Purchase Agreement, (ii) the Conversion Shares issuable upon conversion of the Series B Preferred, (iii) the Warrant Shares issuable upon exercise of the Warrants, (iv) shares of Common Stock and Common Stock Equivalents issued after the date hereof (other than any such Common Stock and Common Stock Equivalents issued pursuant to Common Stock Equivalents outstanding on the date hereof) pursuant to the Company's 2005 Stock Option Plan or any other employee option, stock purchase or similar plan approved by the Board of Directors of the Company after the date hereof; provided that the aggregate number of shares of Common Stock (calculated on an As Converted Basis) that qualify as "Permitted Securities" pursuant to this clause (iv) that are at any one time outstanding shall not exceed 1,500,000 (as appropriately adjusted from time to time as a result of a stock split, stock combination or any other similar event affecting the outstanding number of shares of Common Stock), (v) shares of Common Stock and Common Stock Equivalents issued as purchase price consideration for acquisitions by the Company of businesses or assets of any third Person in bona fide transactions for consideration per share of Common Stock (or deemed consideration per share) equal to or greater than $2.00 (as appropriately adjusted from time to time as a result of a stock split, stock combination or any other similar event affecting the outstanding number of shares of Common Stock), (vi) shares of Common Stock and Common Stock Equivalents issued on or prior to January 31, 2006 as purchase price consideration for acquisitions by the Company of businesses or assets of any third Person in bona fide transactions for consideration per share (or deemed consideration per share) of Common Stock less than $2.00 (as appropriately adjusted from time to time as a result of a stock split, stock combination or any other similar event affecting the outstanding number of shares of Common Stock); provided that the aggregate number of shares of Common Stock (calculated on an As Converted Basis) that qualify as "Permitted Securities" pursuant to this clause (vi) that are at any one time outstanding shall not exceed 2,000,000 (as appropriately adjusted from time to time as a result of a stock split, stock combination or any other similar event affecting the outstanding number of shares of Common Stock), (vii) shares of Common Stock and Common Stock Equivalents issued in consideration for the provision of bona fide services (other than financial advisory or M&A advisory services in connection with acquisitions by the Company of other Persons or businesses) or debt financings (including capital leases) to the Company by non-affiliates; provided that the aggregate number of shares of Common Stock (calculated on an As Converted Basis) that qualify as "Permitted Securities" pursuant to this clause (vii) that are at any time outstanding shall not exceed 500,000 (as appropriately adjusted from time to time as a result of a stock split, stock combination or any other similar event affecting the outstanding number of shares of Common Stock) and (viii) the warrants to purchase Common Stock issued to each of Banner Capital Markets and Green

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Holcomb and Fisher LLC pursuant to the Letter Agreement (as defined in the
Purchase Agreement) in connection with the transactions contemplated by the Purchase Agreement.

                  (u) "Person" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

                  (v) "Purchase Agreement" means the Securities Purchase Agreement dated as of the date of this Warrant to which the Company and the original Holder are parties.

                  (w) "Registration Rights Agreement" means that certain Registration Rights Agreement entered into as of the date hereof by and among the Company, the Holder and the other parties thereto.

                  (x) "Registration Statement" has the meaning set forth in the Registration Rights Agreement.

                  (y) "Securities Act" means the Securities Act of 1933, as amended.

                  (z) "Series B Preferred" means the shares of the Company's Series B Convertible Preferred Stock, par value $0.01 per share, issued pursuant to the Purchase Agreement.

                  (aa) "Warrant Exercise Log" means the Warrant Exercise Log attached to the Exercise Notice.

                  (bb) "Warrant Register" means the records to be maintained by the Company for the purpose of tracking the registered holder of the Warrant.

                  (cc) "Warrant Shares" means the shares of Common Stock issuable upon exercise of the Warrants issued pursuant to the Purchase Agreement.

         2. Registration of Warrant. The Company shall register this Warrant in the Warrant Register, in the name of the record Holder hereof from time to time. The Holder agrees that it may not transfer this Warrant as to more than the number of Warrant Shares remaining to be exercised as shown on the most updated Warrant Exercise Log, and any purported transfer in excess of such number of Warrant Shares shall have no effect. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

         3. Registration of Transfers. The Company shall register the transfer of any portion of this Warrant in the Warrant Register, upon surrender of this Warrant, with the Form of Assignment attached hereto duly completed and signed, and a legal opinion as contemplated by the legend on page 1 of this Warrant, to the Company at its address specified herein. Upon any such registration or transfer, a New Warrant, evidencing the portion of this Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Additional Warrant not so transferred, if any, shall be issued to the transferring Holder.

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The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations of a holder of an Additional Warrant.

         4. Exercise and Duration of Warrant. This Warrant shall be exercisable by the registered Holder at any time and from time to time on or after the date hereof to and including 6:30 p.m. New York City time on the Expiration Date. At 6:30 p.m., New York City time, on the Expiration Date, the portion of this Warrant not exercised prior thereto shall be and become void and of no value. The Company may not call or redeem any portion of this Warrant without the consent of the Holder.

         5. Delivery of Warrant Shares.

                  (a) To acquire Warrant Shares under this Warrant, the Holder shall not be required to physically surrender this Warrant unless the aggregate number of Warrant Shares then represented by this Warrant is being exercised. Upon delivery of a written notice, in the form of the Exercise Notice to the Company (together with the Warrant Exercise Log attached thereto at its address for notice set forth herein and upon payment of the Exercise Price multiplied by the number of Warrant Shares that the Holder intends to purchase hereunder, the Company shall promptly (but in no event later than three (3) business days after the Date of Exercise) issue and deliver to the Holder, a certificate representing the number of Warrant Shares to which such exercise pertains, which, unless otherwise required by the Purchase Agreement, shall be free of restrictive legends. The Company shall, upon request of the Holder and subsequent to the date on which a Registration Statement covering the resale of the Warrant Shares has been declared effective by the Commission, use its best efforts to deliver the Warrant Shares hereunder electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions, if available; provided that, the Company may, but will not be required to change its transfer agent if its current transfer agent cannot deliver Warrant Shares electronically through the Depository Trust Corporation.

                  (b) If by the third (3rd) business day after a Date of Exercise the Company fails to deliver the required number of Warrant Shares in the manner required pursuant to Section 5(a), then the Holder will have the right to rescind such exercise.

                  (c) If by the third (3rd) business day after a Date of Exercise the Company fails to deliver the required number of Warrant Shares in the manner required pursuant to Section 5(a), and if after such third (3rd) business day and prior to the receipt of such Warrant Shares, the Holder purchases in a bona fide arm's length transaction for fair market value (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a "Buy-In"), then the Company shall
(1) pay in cash to the Holder the amount by which (x) the Holder's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue by (B) the Exercise Price and (2) reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In.

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                  (d) The Company's obligations to issue and deliver Warrant
Shares in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Warrant Shares. Nothing herein shall limit a Holder's right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company's failure to timely deliver certificates representing Warrant Shares upon exercise of the Warrant as required pursuant to the terms hereof.

         6. Charges, Taxes and Expenses. Issuance and delivery of Warrant Shares upon exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax, withholding tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares in a name other than that of the Holder. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or Warrant Shares upon exercise hereof.

         7. Replacement of Warrant. If this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a New Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity (which shall not include a surety bond), if requested. Applicants for a New Warrant under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Company may prescribe. If a New Warrant is requested as a result of a mutilation of this Warrant, then the Holder shall deliver such mutilated Warrant to the Company as a condition precedent to the Company's obligation to issue the New Warrant.

         8. Reservation of Warrant Shares. The Company covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares which are then issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other contingent purchase rights of persons other than the Holder (taking into account the adjustments and restrictions of Section 9). The Company covenants that all Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and non-assessable.

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         9. Certain Adjustments. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 9.

                  (a) Stock Dividends and Splits. If the Company shall at any time or from time to time effect a subdivision of the outstanding Common Stock, the Exercise Price then in effect immediately before that subdivision shall be proportionately decreased. If the Company shall at any time or from time to time combine the outstanding shares of Common Stock, the Exercise Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this clause shall become effective at the close of business on the date the subdivision or combination becomes effective. In the event the Company at any time or from time to time shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Exercise Price then in effect shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Exercise Price then in effect by a fraction:

                           (i) the numerator of which shall be the total number
                  of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

                           (ii) the denominator of which shall be the total
                  number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution;

provided, however, if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Exercise Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Exercise Price shall be adjusted pursuant to this clause as of the time of actual payment of such dividends or distributions. In the event the Company at any time or from time to time shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Company other than shares of Common Stock, then and in each such event provision shall be made so that the Holder shall receive upon exercise of this Warrant in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Company that it would have received had this Warrant been exercised into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the exercise date, retained such securities receivable by them as aforesaid during such period, giving application to all adjustments called for during such period with respect to the rights of the Holder. If any event requiring an adjustment under this paragraph occurs during the period that an Exercise Price is calculated hereunder, then the calculation of such Exercise Price shall be adjusted appropriately to reflect such event.

                  (b) Fundamental Transactions. If, at any time while this Warrant is outstanding, (1) the Company effects any merger or consolidation of the Company with or into

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another Person, (2) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (3) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (4) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a "Fundamental Transaction"), then the Holder shall have the right to either (A) purchase and receive upon the basis and upon the terms and conditions herein specified and in lieu of the Warrant Shares immediately theretofore issuable upon exercise of the Warrant, such shares of stock, securities or assets (including cash) as would have been issuable or payable with respect to or in exchange for a number of Warrant Shares equal to the number of Warrant Shares immediately theretofore issuable upon exercise of the Warrant, had such Fundamental Transaction not taken place or (B) require the repurchase of this Warrant for a purchase price, payable in cash within five (5) business days after such request, equal to the Black Scholes value of the remaining unexercised portion of this Warrant on the date of such request. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity and Holder to comply with the provisions of this Section 9.

                  (c) Adjustments to Exercise Price for Certain Dilutive Issuances.

                           (i) Deemed Issue of Additional Shares of Common
                  Stock.

                                    (A) If the Company at any time or from time
                           to time after the date of the issuance of this Warrant shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.

                                    (B) If the terms of any Option or
                           Convertible Security, the issuance of which resulted in an adjustment to the Exercise Price pursuant to the terms of clause (ii) below, are revised (either automatically pursuant to the provisions contained therein or as a result of an amendment to such terms) to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Company upon such exercise, conversion or exchange, then, effective upon such increase or decrease becoming effective, the Exercise Price computed upon the

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                           original issue of such Option or Convertible Security
                           (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Exercise Price as would have obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security. Notwithstanding the foregoing, no adjustment pursuant to this clause (B) shall have the effect of increasing the Exercise
                           Price to an amount which exceeds the lower of (i) the Exercise Price on the original adjustment date, or
                           (ii) the Exercise Price that would have resulted from any issuances of Additional Shares of Common Stock between the original adjustment date and such readjustment date.

                                    (C) If the terms of any Option or
                           Convertible Security, the issuance of which did not result in an adjustment to the Exercise Price pursuant to the terms of clause (ii) below (either because the consideration per share of the Additional Shares of Common Stock subject thereto was equal to or greater than the Exercise Price then in effect, or because such Option or Convertible Security was issued before the issuance of this Warrant), are revised after the issuance of this Warrant (either automatically pursuant to the provisions contained therein or as a result of an amendment to such terms) to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Company upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended, and the Additional Shares of Common Stock subject thereto shall be deemed to have been issued effective upon such increase or decrease becoming effective.

                                    (D) Upon the expiration or termination of
                           any unexercised Option or unconverted or unexchanged Convertible Security which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the Exercise Price pursuant to the terms of clause (ii) below, the Exercise Price shall be readjusted to such Exercise Price as would have obtained had such Option or Convertible Security never been issued.

                           (ii) Adjustment of Exercise Price Upon Issuance of
                  Additional Shares of Common Stock. In the event the Company shall at any time after the issuance of this Warrant issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to clause (i) above), without consideration or for a consideration per share less than the applicable Exercise Price in effect immediately prior to such issue, then the Exercise Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:

                                   EP(2) = EP(1) * (A + B) / (A + C)

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                  For purposes of the foregoing formula, the following
definitions shall apply:

                           "EP(2)" shall mean the Exercise Price in effect immediately after such issue of Additional Shares of Common Stock;

                           "EP(1)" shall mean the Exercise Price in effect immediately prior to such issue of Additional Shares of Common Stock;

                           "A" shall mean the number of shares of Common Stock outstanding and deemed outstanding immediately prior to such issue of Additional Shares of Common Stock (treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of Options outstanding immediately prior to such issue or upon conversion of Convertible Securities outstanding immediately prior to such issue);

                           "B" shall mean the number of shares of Common Stock that would have been issued if such Additional Shares of Common Stock had been issued at a price per share equal to EP(1) (determined by dividing the aggregate consideration received by the Company in respect of such issue by EP(1)); and

                           "C" shall mean the number of such Additional Shares of Common Stock issued in such transaction.

                           (iii) Determination of Consideration. For purposes of
                  this Section 9, the consideration received by the Company for the issue of any Additional Shares of Common Stock shall be computed as follows:

                                    (A) Cash and Property: Such consideration
                           shall:

                                            (1) insofar as it consists of cash,
                                    be computed at the aggregate amount of cash received by the Company, excluding amounts paid or payable for accrued interest;

                                            (2) insofar as it consists of
                                    securities and the value of such securities is not determinable by reference to a separate agreement, (A) if the securities are then traded on a securities exchange or the NASDAQ Stock Market, then the value shall be computed based on the average of the closing prices of the securities on such securities exchange or NASDAQ Stock Market over the thirty (30) day period ending on the date of receipt by the Company, (B) if the securities are actively traded over-the-counter, then the value shall be computed based on the average of the closing bid prices over the thirty (30) day ending on the date of receipt by the Company, and
                                    (C) if there is no active public market, then the value shall be computed based on the fair market

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

                                    value thereof on the date of receipt by the Company, as determined in good faith by the Board of Directors of the Company;

                                            (3) insofar as it consists of
                                    property other than cash or securities, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors of the Company; and

                                            (4) in the event Additional Shares
                                    of Common Stock are issued together with other shares or securities or other assets of the Company for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (1), (2) and (3) above, as determined in good faith by the Board of Directors of the Company.

                                    (B) Options and Convertible Securities. The
                           consideration per share received by the Company for Additional Shares of Common Stock deemed to have been issued pursuant to this Section 9, relating to Options and Convertible Securities, shall be determined by dividing:

                                            (1) the total amount, if any,
                                    received or receivable by the Company as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

                                            (2) the maximum number of shares of
                                    Common Stock (as set forth in the
                                    instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

                           (iv) Multiple Closing Dates. In the event the Company
                  shall issue on more than one date Additional Shares of Common Stock that are a part of one transaction or a series of related transactions and that would result in an adjustment to the Exercise Price pursuant to the terms of this Section 9 then, upon the final such issuance, the Exercise Price shall be readjusted to give effect to all such issuances as if they occurred on the date of the first such issuance (and without additional giving effect to any adjustments as a result of any subsequent issuances within such period).

                  (d) Notice of Corporate Events. If the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock, including without limitation any granting of rights or warrants to subscribe for or purchase any capital stock of the Company or any Subsidiary, (ii) authorizes or approves, enters into any agreement contemplating or solicits stockholder approval for any Fundamental Transaction or (iii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company (but only to the extent such disclosure would not result in the dissemination of material, non-public information to the Holder), then the Company shall deliver to the Holder a copy of the press release or similar public notice utilized by the Company describing the material terms and conditions of such transaction, at least twenty (20) calendar days prior to the applicable record or effective date on which a Person would need to hold Common Stock in order to participate in or vote with respect to such transaction, and the Company will take all steps reasonably necessary in order to insure that the Holder is given the practical opportunity to exercise this Warrant prior to such time so as to participate in or vote with respect to such transaction; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice. Notwithstanding the foregoing, the delivery of the notice described in this Section 9(d) is not intended to and shall not bestow upon the Holder any voting rights whatsoever.

                  (e) Calculations. All calculations under this Section 9 shall be made to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

                  (f) Number of Warrant Shares. Simultaneously with any adjustment to the Exercise Price pursuant to this Section 9, the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the adjusted number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment.

                  (g) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Exercise Price pursuant to this Section 9, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of the Holder, furnish or cause to be furnished to such holder a similar certificate setting forth (i) such adjustments and readjustments, (ii) the Exercise Price then in effect, and (iii) the number of Warrant Shares and the amount, if any, of other property which then would be received upon the exercise of this Warrant.

         10. Payment of Exercise Price. The Holder shall pay the Exercise Price in one of the following manners:

                  (a) Cash Exercise. Payment may be made in cash or by certified or official bank check payable to the order of the Company.

                  (b) Cashless Exercise. In lieu of payment of the Exercise Price as provided in clause (a), the Holder may elect a cashless net exercise. In the case of such cashless net exercise, the Holder shall surrender this Warrant for cancellation and receive in exchange therefor the full number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock as is computed using the following formula:

                                 X = Y * (A - B)
                                     ------------
                                          A

where:

         X = the number of shares of Common Stock to be issued to the Holder upon cashless exercise of this Warrant

         Y = the total number of shares Common Stock covered by this Warrant which the Holder has surrendered at such time for cashless exercise (including both shares to be issued to the Holder upon cashless exercise of this Warrant and shares to be cancelled as payment therefor)

         A = the Current Market Value as of the business day on which the Holder surrenders this Warrant to the Company

         B = the Exercise Price then in effect under this Warrant at the time at which the Holder surrenders this Warrant to the Company

For purposes of Rule 144 promulgated under the Securities Act, it is intended, understood and acknowledged that the Common Stock issued in a cashless exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Common Stock shall be deemed to have commenced, on the date this Warrant was originally issued.

         11. No Fractional Shares. No fractional shares of Warrant Shares will be issued in connection with any exercise of this Warrant and in lieu thereof, any fractional shares shall be rounded down to the nearest whole.

         12. Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section 12 prior to 6:30 p.m. (New York City time) on a business day, (b) the next business day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section 12 on a day that is not a business day or later than 6:30 p.m. (New York City time) on any business day, (c) the business day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

         If to the Company:         Wes Winnekins
                                    Chief Financial Officer
                                    3600 American Blvd W, Suite 560
                                    Bloomington, MN 55431
                                    (Fax) 952-897-5173

         If to a Holder:            To the address set forth next to such
                                    Holder's name on Exhibit A-II to the
                                    Purchase Agreement;

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

         13. Warrant Agent. The Company shall serve as Warrant agent under this Warrant. Upon 30 days' notice to the Holder, the Company may appoint a new Warrant agent. Any corporation into which the Company or any new Warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new Warrant agent shall be a party or any corporation to which the Company or any new Warrant agent transfers substantially all of its corporate trust or shareholders services business shall be a successor Warrant agent under this Warrant without any further act. Any such successor Warrant agent shall promptly cause notice of its succession as Warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder's last address as shown on the Warrant Register.

         14. Miscellaneous.

                  (a) This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns. Subject to the preceding sentence, nothing in this Warrant shall be construed to give to any Person other than the Company and the Holder any legal or equitable right, remedy or cause of action under this. This Warrant may be amended only in writing signed by the Company and the Holder and their successors and assigns.

                  (b) All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by and construed and enforced in accordance with the internal laws of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all Actions concerning the interpretations, enforcement and defense of this Warrant and the transactions herein contemplated (whether brought against a party hereto or its respective affiliates, employees or agents) shall be commenced exclusively in the state and federal courts sitting in New York (the "Applicable Courts"). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the Applicable Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any Action, any claim that it is not personally subject to the jurisdiction of any Applicable Court, or that such Action has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Action by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Warrant or the transactions contemplated hereby. If either party shall commence a Action to enforce any provisions of this Warrant , then the prevailing party in such Action shall be reimbursed by the other party for its attorney's fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Action.

                  (c) The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

                  (d) In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

                  (e) Subject to the provisions of Section 9 hereof, prior to exercise of this Warrant, the holder hereof shall not, by reason of by being a holder hereof, be entitled to any rights of a stockholder with respect to the Warrant Shares, including (without limitation) the right to vote such Warrant Shares, receive dividends or other distributions thereon, exercise preemptive rights or be notified of stockholder meetings, and such holder shall not be entitled to any notice or other communication concerning the business or affairs of the Company.

                  (f) This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

                               [Signatures Follow]

         IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.

                                      HEALTH FITNESS CORPORATION

                                       By: _____________________________________
                                           Name:
                                           Title:

                                                                       EXHIBIT A

                                 EXERCISE NOTICE
                           HEALTH FITNESS CORPORATION
                   WARRANT ORIGINALLY ISSUED NOVEMBER __, 2005
                             WARRANT NO. __________

         The undersigned hereby irrevocably elects to purchase _____________ shares of Common Stock pursuant to the above referenced Warrant, and, if such Holder is not utilizing the cashless exercise provision set forth in Section 10(b) of the Warrant, encloses herewith $________ in cash, certified or official bank check or checks or other immediately available funds, which sum represents the aggregate Exercise Price for the number of Warrant Shares to which this Exercise Notice relates, together with any applicable taxes payable by the undersigned pursuant to the Warrant.

         The undersigned requests that certificates for the Warrant Shares issuable upon this exercise be issued in the name of __________________________.

                                            PLEASE INSERT SOCIAL SECURITY OR
                                            TAX IDENTIFICATION NUMBER___________

                         (Please print name and address)

                              Warrant Exercise Log

              Number of Warrant Shares      Number of Warrant Shares        Number of Warrant Shares
Date         Available to be Exercised              Exercised              Remaining to be Exercised
----         -------------------------      ------------------------       -------------------------

                           HEALTH FITNESS CORPORATION
                   WARRANT ORIGINALLY ISSUED NOVEMBER __, 2005
                             WARRANT NO. __________

                               FORM OF ASSIGNMENT

         [To be completed and signed only upon transfer of Warrant]

         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ________________________________ the right represented by the within Warrant to purchase ____________ shares of Common Stock to which the within Warrant relates and appoints ________________ attorney to transfer said right on the books of the Company with full power of substitution in the premises.

Dated: _______________, ____

                                    _______________________________________
                                    (Signature must conform in all respects to name of holder as specified on the face of the Warrant )

                                    _______________________________________
                                    Address of Transferee

                                    _______________________________________

                                    _______________________________________

In the presence of:

__________________________